Exhibit 4.2
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
1995 STOCK OPTION PLAN
As Amended as of September 4, 2003
(share numbers as of November 4, 2003)
1.         Purpose
The purpose of the 1995 Stock Option Plan (the "Plan") is to induce employees, nonemployee consultants and directors who are not employees of the Company or a Subsidiary ("nonemployee directors") to retain their association with Central European Media Enterprises Ltd (the "Company"), its affiliates and its present and future subsidiaries (each a "Subsidiary"), as defined in Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to attract new employees, nonemployee consultants and directors who are not employees and to encourage such employees, nonemployee consultants and directors who are not employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant thereof.

2.          Adoption of the Plan
The Plan was adopted by resolution of the Board on August 2, 1995 and ratified by a majority of the votes cast by holders of outstanding Common Shares, $.08 par value, of the Company (the "Common Shares"), at the Company's annual general meeting of shareholders held on May 3, 1996, amended several times thereafter and further amended by the Board on March 27, 2003. The amendment adopted at by the Board on March 27, 2003 shall become effective upon ratification thereof by a majority of the votes cast at a duly constituted meeting of the holders of the Common Shares.

3.          Common Shares Subject to Plan
3,624,000 of the authorized but unissued shares of the Class A Common Shares (the "Class A Common Shares") and 362,400 of the authorized but unissued shares of the Class B Common Shares (the "Class B Common Shares"), are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the aggregate number of Common Shares that may be issued under the Plan shall not exceed 3,624,000; provided further, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Class A Common Shares or Class B Common Shares are purchased by the Company and set aside for issue upon the exercise of Options; and provided further, however, that the number of Class A Common Shares reserved shall be reduced by the number of Class B Common Shares that are delivered pursuant to the exercise of Options hereunder. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.          Administration
The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the period during which each Option shall be exercisable and the vesting schedule therefor (which may vary with each optionee and may be granted on a basis less favourable to the optionee than that provided in Section 10 hereof), the number of Class A Common Shares or of Class B Common Shares to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that Options on Class B Common Shares shall be granted only to persons eligible to be a holder of Class B Common Shares pursuant to the Company's Bye-laws; and provided further, however, that only the Board shall grant Options to nonemployee directors, other than Options granted to nonemployee directors pursuant to Section 20.B. hereof, and to determine the terms thereof. In making such determinations, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective employees, nonemployee consultants and nonemployee directors, their present and potential contributions to the success of the Company or any Subsidiary and such other factors as the Committee or the Board in its discretion shall deem relevant. The Committee's or Board's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

5.          Committee
The Committee shall mean the Compensation Committee of the Company as constituted by the Board of Directors from time to time and acting in accordance with its duly adopted charter.

6.          Eligibility
An Option may be granted only to a key employee or nonemployee consultant of the Company or a Subsidiary. A director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary shall be eligible to receive an Option, but only as provided in Sections 4 and 20 hereof.

7.          Option Prices
A.          The initial per share option price of an Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a Class A Common Share or Class B Common Share on the date of grant; provided, however, that, in the case of a Participant who owns, or is deemed to own, shares of stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, determined pursuant to rules applicable to Section 422(b)(6) of the Code (a "Ten-Percent Holder"), at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a Class A Common Share or Class B Common Share on the date of grant.

B.         The initial per share option price of any Option which is a non-incentive stock option granted to an employee or nonemployee consultant shall be the price determined by the Committee, but not less than either the fair market value of a Class A Common Share on the date of grant or the average fair market value of a Class A Common Share over a period specified in the grant following the date the Option is granted not to exceed 20 business days. The Committee may provide that the option price per share will increase to reflect the cost of the capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant. The per share option price of any Option granted to a nonemployee director pursuant to Section 20.A. shall be determined in the same manner as the per share option price for options granted to employees and nonemployee consultants, and the per share option price of an Option granted to a nonemployee director pursuant to Section 20.B. shall be determined as provided in Section 20.B.

C.          For all purposes of the Plan, the fair market value of a Class A Common Share or a Class B Common Share on any date shall be equal to (i) if, on such day, the Class A Common Shares shall be traded on a national securities exchange, the closing sales price of a Class A Common Share as published by such national securities exchange or if there is no sale of the Class A Common Shares on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or (ii) if the Class A Common Shares are not listed on a national securities exchange on such date, and are traded on a national securities market, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (iii) if the provisions of clause (i) and clause (ii) shall not be applicable, such amount as shall be determined in good faith by the Board.

8.          Option Term
Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of an incentive stock option granted to a Ten-Percent Holder, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof. The Committee may provide that the length of the term of an Option will vary with the length of the period over which the Option first becomes exercisable.

9.          Limitations on Amount of Incentive Stock Options Granted
The aggregate fair market value of the Class A Common Shares or the Class B Common Shares for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

10.          Exercise of Options
A.          Each Option shall be exercisable and the total number of shares subject thereto shall be purchasable in installments, which need not be equal, as specified in the Option. Except as otherwise determined by the Committee, the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day next preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until the Option expires or is terminated.

B.          Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

C.          An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of Class A Common Shares or Class B Common Shares and payment to the Company of the amount of the option price for the number of Class A Common Shares or the Class B Common Shares so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the United States Securities Exchange Act of 1934, as amended, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all of any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the Class A Common Shares or Class B Common Shares issuable upon such exercise; provided, further, however, that any such exercise shall not violate Section 402 of the United States Sarbanes-Oxley Act of 2002.

D.          Notwithstanding the terms of this Section 10, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

11.          Transferability
No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him; provided, however that the Board or Committee may provide that a Participant may transfer a non-incentive stock option for no consideration to any Family Member of such Participant. For this purpose, "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incomopetency for purposes of the protection and management of the assets of the Participant.

12.          Termination of Employment or Service
In the event a Participant leaves the employ of the Company and the Subsidiaries, or the services or the contract of a nonemployee consultant to the Company or a Subsidiary is terminated or a Participant ceases to serve as a nonemployee director (a "Termination"), an Option may thereafter be exercised only as hereinafter provided:

(a)          If Termination occurs by reason of (i) disability, (ii) death or (iii) retirement at or after age 65, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one (1) year after the date of such Termination and the date of termination specified in such Option;

(b)          If Termination occurs by reason of (i) termination by the Company or a Subsidiary other than for Cause or (ii) the Participant's voluntary termination, each Option theretofore granted to him which shall not have theretofore expired or otherwise have been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of ninety (90) days after the date of Termination and the date of termination specified in such Option; and

(c)          If Termination occurs by reason of termination by the Company for Cause, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall immediately terminate.

"Cause" shall mean (i) the commission by a Participant of any act or omission that would constitute a felony under United States federal, state or equivalent foreign law, or an indictable offense under Bermuda law, (ii) a Participant's gross negligence, recklessness, dishonesty, fraud, disclosure of trade secrets or confidential information, willful malfeasance or willful misconduct in the performance of services to the Company or its Subsidiaries, (iii) willful misrepresentation to shareholders or directors which is injurious to the Company; (iv) a willful failure without reasonable justification to comply with reasonable directions of a Participant's supervisor; or (v) a willful and material breach of a Participant's duties or obligations under any agreement with the Company or a Subsidiary.

13.          Adjustment of Number of Shares
A.          In the event that a dividend shall be declared upon the Class A Common Shares payable in Class A Common Shares, the number of Class A Common Shares then subject to any Option, the number of Class A Common Shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of Class A Common Shares referred to in Section 20.B. hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

B.          In the event that the outstanding Class A Common Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each Class A Common Share then subject to any Option, for each Class A Common Share reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each Class A Common Share referred to in Section 20.B. hereof, the number and kind of shares of stock or other securities into which each outstanding Class Common Share shall be so changed or for which each such share shall be exchanged.

C.          In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding Class A Common Shares, or of any stock or other securities into which the Class A Common Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Section 20.B. hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

D.          In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

E.          No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.

F.          In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall be immediately exercisable in full.

G.          This Section 13 shall apply, pari passu, with respect to Class B Common Shares.

14.          Purchase for Investment, Withholding and Waivers.
Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the United States Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to all federal, state, local and foreign withholding tax requirements as the Committee may determine.

15.          No Stockholder Status.
Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any Class A Common Share or Class B Common Share covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.          No Restrictions on Corporate Acts.
Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Shares or Class B Common Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17.          No Employment Right or Right to Continued Service.
Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary, as a nonemployee consultant to the Company or a Subsidiary or as a director of the Company.

18.          Termination and Amendment of the Plan.
The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the Common Shares voting as a single class as provided in the Company's Bye-Laws present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised or otherwise amend the Plan in contravention of any applicable rules or regulations, including the rules of any national securities exchange or market on which the Common Shares of the Company may be listed. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

19.          Expiration and Termination of the Plan.
The Plan shall terminate on the business day preceding the tenth anniversary of May 22, 2003 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

20.          Options for Outside Directors.
A.          A nonemployee director shall be eligible to receive Options. Except as otherwise provided in this Section 20, each such Option shall be subject to all of the terms and conditions of the Plan.

B.          I. At each annual meeting of the Company, each nonemployee director who shall have served as a nonemployee director since the immediately preceding annual meeting "and any other non-employee director as determined by a vote of a majority of the members of the Board (excluding any such other non-employee director)" shall be granted a non-incentive stock option to purchase 16,000 Common Shares, which shall be Class B Common Shares in the case of a nonemployee director who is eligible to be a holder of Class B Common Shares pursuant to the Company's Bye-laws or otherwise shall be Class A Common Shares.

II.          The initial per share option price of each Option granted to a nonemployee director pursuant to this Section 20.B. shall be equal to the average fair market value of a Class A Common Share for the ten (10) consecutive business days immediately following the date the Option is granted, or 105% of the ten (10) consecutive business day average thereof, in the case of a grant of an Option on Class B Common Shares. Notwithstanding the preceding sentence, the Committee may provide that the option price per share will increase to reflect the cost of capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant.

III.          The term of each Option granted to a nonemployee director pursuant to this Section 20.B. shall be ten years from the date of the granting thereof. The Board shall determine by a majority vote the number of installments in which an Option granted pursuant to this Section 20 shall be exercisable; provided, that the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day immediately preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until such Option expires or is terminated.

IV.          All or any portion of the payment required upon the exercise of an Option granted to a nonemployee director may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value on the date the Option is exercised equal to the portion of the option price so paid.

C.          The provisions of this Section 20 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are nonemployee directors.

21. Miscellaneous.
A.          It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

B.          Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

C.          Unless otherwise determined by the Committee, any withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Shares.

D.          The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

E.          Any amounts owed to the Company or a Subsidiary by the Participant of whatever nature may be offset by the Company from the value of any Common Shares, cash or other thing of value under this Plan or an agreement or certificate to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an agreement or certificate shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company or a Subsidiary in respect thereof.

F.          To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States of America, the Committee may in its discretion modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions.

G.          The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

H.          If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

I.          This Plan shall inure to the benefit of and be binding on each successor and assign of the Company. All obligations imposed on a Participant, and all rights granted to the Company hereunder, shall be binding on the Participant’s heirs, legal representatives and successors.

J.          This Plan and each agreement or certificate granting an award constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between this Plan and such agreement or certificate, the terms and conditions of the Plan shall control.

K.          None of the Company, any Subsidiary or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Shares or an Option, and such holder shall have no right to be advised of, any material non-public information regarding the Company or any Subsidiary at any time prior to, upon or in connection with, the receipt or exercise of an Option.

22.          Governing Law.
The Plan shall be governed by the laws of Bermuda.